                                                            EXHIBIT 5


-- MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF THE CORPORATION BIOTECH GROWTH S.A. ------ In the City of Panama, Republic of Panama, on June 24, 1996, a Meeting of the Board of Directors of BIOTECH GROWTH S.A. was held in the principal offices of said corporation at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama, Republic of Panama, wherein a quorum was at all time present and active.--- All of the Directors of the corporation, PABLO JAVIER ESPINO, AIDA MAY BIGGS and ADELINA M. DE ESTRIBI, were present at the Meeting, therefor the notice of the meeting was waived.--- The President of the Corporation PABLO JAVIER ESPINO presided the Meeting, and the Secretary of the Corporation ADELINA M. DE ESTRIBI served as Secretary.--- The President then called the Meeting to order and explained its objects: -- 1) To revoke the Power of Attorney granted by means of Public Deed No.7,071 dated June 21, 1995 of the third Notary of Circuit of Panama, and 2) To grant a Power of Attorney to ANDREAS BERMER. -- After discussing on the matter and upon motion duly made, seconded and approved, the following resolutions were unanimously adopted: RESOLVED: -- 1) That be and hereby is revoked the Power of Attorney granted by means fo Public Deed No.7,071 dated June 21, 1995 of the Third Notary of the Circuit of Panama, and - 2) That be and hereby is granted a Power of Attorney as full as it may be legally necessary in favor ANDREAS BREMER, Swiss, born on 1.7.1961, with address at Schaedruetirain 8,6006 Luzern, Switzerland to act on behalf of the Corporation, individually, with full powers, which for purposes of enunciation and not in order to limit this Power of Attorney, are detailed as follows: to purchase, alienate, transfer, sell, lease, pledge, mortgage, encumber, or dispose of in any way or manner, the movable or immovable, corporeal or incorporeal property of the corporation; to accept, endorse, collect, deposit and transfer checks, notes and any other negotiable instruments in its name; to open and to close any kind of bank account, to draw from accounts and the bank deposits of the corporation, be they checking accounts, time deposits overdraft, or any other kind of deposits, be they in the Republic of Panama or abroad.- To issue notes, sign bills of exchange as drawer, acceptor, endorser or guarantor; to accept obligations, be they of a commercial or civil nature; to represent the corporation in matters of disposition and administration as well as in all affairs of management and situations in which the corporation has an interest, also in general partnerships or joint ventures; to buy stock or shares of any kind in other companies; to take part in assemblies or meetings in order to make any kind of agreements, including agreements of constitution, transformation, increase of capital and dissolution of companies, to become the legal representative of the company, as plaintiff, defendant, third party or in any other form, before any office of the Republic of Panama or abroad, be they judicial, administrative, concerning labor, or of any other nature, to substitute this power in whole or in part and to revoke the substitutions; to subscribe documents wherein the corporation may be involved as debtor or creditor; to make agreements using arbitrators or any other type of arrangement whatsoever and to complete any act or to enter into any contract that may be considered beneficial to the interests of the company BIOTECH GROWTH S.A. because it is the intention of this Power of Attorney that it be exercised without any limitations whatsoever. --- It is hereby expressed that this Power of Attorney can be exercised in the territory of the Republic of Panama or in any other country.- It was also resolved to give authority to the Law firm MORGAN Y MORGAN to protocolize a copy of the minutes of this meeting of the Board of Directors.---------------------------------------------------
Having nothing else to discuss, the meeting was adjourned.------------------- (sgd.) Pablo J. Espino- President ---- Adelina M. de Estribi- Secretary.---- CERTIFICATE:- I, ADELINA M. DE ESTRIBI, Secretary of the corporation BIOTECH GROWTH S.A. that the foregoing is a genuine copy of its original.------------ (sgd.) Adelina M. de Estribi, Secretary.----------------------------------